Exhibit 99.1

IDI Appoints Industry Veteran Harry Jordan as Chief Operating Officer

Former LexisNexis Executive Brings Over 20 Years of Experience to Company

BOCA RATON, FL — August 8, 2016 — IDI, Inc. (NYSE MKT: IDI), a data and analytics company, today announced that the Company has appointed Harry Jordan, an executive with over 20 years of operational experience in the technology, data and service solutions industries, as Chief Operating Officer. Jordan is a seasoned executive highly regarded for driving growth across diverse enterprises, including those of information solutions provider, LexisNexis. In his role, Jordan will oversee operations across the Company’s multiple divisions and operating subsidiaries, driving efficiency and effectiveness in execution of the Company’s growth strategy.

His professional experience includes senior management positions at Reed Elsevier’s LexisNexis, a leading provider in the data fusion industry, among other data and technology-focused companies. His efforts at LexisNexis for over a decade were a contributing factor behind the company’s transformation from a $150M niche player to a $1.5B leader in the Risk Management industry. Most recently, he served as Senior Vice President & General Manager of LexisNexis’ health care division, with a focus on analytics and identifying fraud and abuse, leading the creation of the division until it attained approximately $110M in revenue. Additionally, Mr. Jordan headed LexisNexis’ M&A strategy, leading teams that resulted in the $4.2 billion dollar acquisition of ChoicePoint and the $775 million dollar acquisition of Seisint.

Derek Dubner, CEO of IDI, Inc. stated, “We are excited to have Harry join our expanding team. Given his impressive industry background, including his work at LexisNexis building out verticals that are on our immediate roadmap and leading M&A activities, we believe he will make a significant and immediate contribution to our Company.”

“I am very excited to be a member of IDI’s management team in supporting the rapid expansion of the Company,” commented Jordan. “I have spent many years in the information services industry and I view IDI’s technology and roadmap as an opportunity second to none.”

Harry Jordan graduated from MIT Sloan School of Management with a Master of Business Administration and Yale University with a Bachelor of Arts in Economics.

About IDI, Inc.

At IDI, we believe that time is your most valuable asset. Through powerful analytics, we transform data into intelligence, in a fast and efficient manner, so that our clients can spend their time on what matters most – running their organizations with confidence. Through leading-edge, proprietary technology and a massive data repository, our data and analytical solutions harness the power of data fusion, uncovering the relevance of disparate data points and converting them into comprehensive and insightful views of people, businesses, assets and their interrelationships. We empower clients across markets and industries to better execute all aspects of their business, from managing risk, conducting investigations, identifying fraud and abuse, and collecting debts, to identifying and acquiring new customers. At IDI, we are dedicated to making the world a safer place, to reducing the cost of doing business, and to enhancing the consumer experience.

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Forward-Looking Statements
This press release contains “forward-looking statements,” as that term is defined under the Private Securities Litigation Reform Act of 1995 (PSLRA), which statements may be identified by words such as “expects,” “plans,” “projects,” “will,” “may,” “anticipate,” “believes,” “should,” “intends,” “estimates,” and other words of similar meaning. Such forward-looking statements include whether Mr. Jordan will make a significant and immediate contribution to the Company and whether Mr. Jordan will be able to assist in the Company’s rapid expansion. Readers are cautioned not to place undue reliance on these forward-looking statements, which are based on our expectations as of the date of this press release and speak only as of the date of this press release and are advised to consider the factors listed above together with the additional factors under the heading “Forward-Looking Statements” and “Risk Factors” in the Company’s Annual Report on Form 10-K, as may be supplemented or amended by the Company’s Quarterly Reports on Form 10-Q and other SEC filings. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.

Contact Information:

Media and Investor Relations Contact:
IDI, Inc.
Jordyn Kopin
Director, Investor Relations
646-356-8469
JKopin@ididata.com